Exhibit 99.1

August 20, 2025
For 6:00 a.m. ET Release

LOWE’S ANNOUNCES AGREEMENT TO ACQUIRE FOUNDATION BUILDING MATERIALS, A LEADING NORTH AMERICAN DISTRIBUTOR OF INTERIOR BUILDING PRODUCTS
--Enhances offering for Pro customers—
--Increases Pro Penetration1--
--Positions Company for Long-Term Sustainable Sales Growth and Profit Expansion--

MOORESVILLE, N.C., August 20, 2025 – Lowe’s Companies, Inc. (“Lowe’s” or the “Company”) (NYSE: LOW) today announced it has entered into a definitive agreement (the “Agreement”) to acquire Foundation Building Materials (“FBM”) for approximately $8.8 billion.

FBM is a leading North American distributor of interior building products, including drywall, metal framing, ceiling systems, commercial doors and hardware, insulation and complementary products serving large residential and commercial professionals in both new construction and repair and remodel applications. Since 2011, FBM has grown organically and inorganically to become an industry leader, with a network of over 370 locations in the United States and Canada serving 40,000 Pro customers. In 2024, on a pro forma basis, FBM generated approximately $6.5 billion in revenue and $635 million in adjusted EBITDA2. It generated approximately 25% and 30% CAGR for revenue and adjusted EBITDA, respectively, from 2019 to 2024.

FBM is expected to accelerate Lowe’s Total Home strategy by enhancing its offering to Pro customers through expanded capabilities, faster fulfillment, improved digital tools, a robust trade credit platform, and significant cross-selling opportunities between FBM and Lowe’s as well as the recently acquired Artisan Design Group. By combining these acquisitions with Lowe’s existing offering, the Company will create a premier platform to better serve the large Pro, especially in planned spend.

“With this acquisition, we are advancing our multi-year transformation of the Pro offering,” said Marvin R. Ellison, Lowe’s chairman, president, and CEO. “It allows us to serve the large Pro planned spend within a $250 billion total addressable market and aligns perfectly with our Total Home strategy. FBM’s scalable, multi-trade distribution platform and strong leadership combined with our recent acquisition of ADG will significantly enhance our Pro offering. We’re excited to welcome the FBM team and strengthen our solutions for our growing Pro customers.”

Ruben Mendoza, FBM’s president and CEO, added, “Joining Lowe’s is an exciting next step. Since 2011, we’ve built a leading position in drywall, ceiling systems, and metal framing, with proven success integrating acquisitions. Together with Lowe’s complementary products and incredible brand, we’ll offer a more comprehensive solution for Pro customers and accelerate growth.”

Ruben Mendoza and the senior leadership team will continue to lead FBM. The FBM team will collaborate closely with Lowe’s to continue to provide outstanding service for their Pro customers.

Financial Overview
Under the terms of the Agreement, Lowe’s will acquire FBM for $8.8 billion in cash, which reflects an adjusted EBITDA multiple of 13.4x2,3.

1 Based on Percentage of Lowe’s Pro sales compared to Lowe’s total sales.
2 Pro forma 2024 revenue of $6.5 billion and adjusted EBITDA of $635 million are unaudited for year ended December 31, 2024 and include full-year impact of REW Materials and Unified Door & Hardware Group acquisitions.
3 Multiple calculated based on purchase price, net of expected tax benefits of ~$300 million.

The Company has secured $9.0 billion in a fully committed bridge financing from Bank of America, N.A. and Goldman Sachs & Co. LLC.

Lowe’s expects to finance the acquisition through a combination of short-term and long-term debt and intends to maintain its current credit ratings. The transaction is expected to close in the fourth quarter of 2025, subject to customary closing conditions, including regulatory approval.

The transaction is expected to be accretive to adjusted diluted earnings per share in the first full year, post-closing, excluding synergies.

Conference Call
At 9 a.m. Eastern time today, Lowe’s will conduct a conference call to discuss its second quarter 2025 earnings and the FBM acquisition. A webcast as well as an accompanying presentation will be available by visiting Lowe’s Investor Relations website at ir.lowes.com.

Advisors
Goldman Sachs & Co. LLC and Centerview Partners LLC are acting as financial advisors to Lowe’s. Freshfields LLP is acting as legal advisor to Lowe’s. RBC Capital Markets is acting as sole financial advisor to FBM. Weil, Gotshal & Manges LLP is acting as legal advisor to FBM.

About Lowe’s
Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 100 home improvement company serving approximately 16 million customer transactions a week in the United States. With total fiscal year 2024 sales of more than $83 billion, Lowe’s operates over 1,700 home improvement stores and employs approximately 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing, improving community spaces, helping to develop the next generation of skilled trade experts and providing disaster relief to communities in need. For more information, visit Lowes.com.

About FBM
Founded in 2011 and headquartered in Santa Ana, California, FBM is an industry-leading building materials and construction products distribution company. With over 370 locations across the U.S. and Canada, FBM has an expansive North American reach with a mission to serve the changing needs of the professional construction trades. For more information, visit www.fbmsales.com.

Disclosure Regarding Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as "believe", "expect", "anticipate", "plan", "desire", "project", "estimate", "intend", "will", "should", "could", "would", "may", "strategy", "potential", "opportunity", "outlook", "scenario", "guidance", and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections and assumptions about future financial and operating results, objectives (including objectives related to environmental and social matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services including customer acceptance of new offerings and initiatives, macroeconomic conditions and consumer spending, share repurchases and Lowe's strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties, and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, the occurrence of any event or other circumstance that could give rise to the right of one or both of the parties to terminate the stock purchase agreement between Lowe’s and FBM, the failure to obtain the regulatory approval or to satisfy the other conditions to the proposed transaction in the expected timeframe or at all, the risk of litigation and/or regulatory actions related to the proposed transaction, the potential adverse effects to the businesses of Lowe’s or FBM during the pendency of the transaction, the possibility that the anticipated benefits and synergies of the transaction are not realized when expected, or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe's and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, geopolitical or armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in "Item 1A - Risk Factors" in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

Use of Non-GAAP information
We refer to certain non-GAAP financial measures in this press release, including pro forma Foundation Building Materials Adjusted earnings before interest, taxes, depreciation, and amortization, or “PF FBM adjusted EBITDA”.

PF FBM adjusted EBITDA, a metric prepared by Foundation Building Materials, is calculated as operating income, presented on a pro forma basis to include the full year impact of Foundation Building Materials’ recent acquisitions of REW Materials and Unified Door & Hardware Group, and adjusted for certain items made by Foundation Building Materials in its discretion. These adjustments differ from the adjustments that Lowe’s makes in calculating its non-GAAP financial measures.

PF FBM adjusted EBITDA has not been calculated in accordance with the rules governing pro forma calculations as set forth by the Securities and Exchange Commission and has not been audited. Quantitative reconciliations of

Foundation Building Materials adjusted EBITDA cannot be provided as this metric has been calculated by Foundation Building Materials.

These non-GAAP financial measures should not be considered alternatives to, or more meaningful indicators of, Lowe’s or Foundation Building Materials’ financial measures as prepared in accordance with GAAP. Lowe’s or Foundation Building Materials’ methods of determining these non-GAAP financial measures may differ from the methods used by other companies and may not be comparable.

Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective determinations of Foundation Building Materials regarding the nature and classification of events and circumstances that the investor may find material and view differently.

LOW-IR

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Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Steve Salazar
	704-775-3856	steve.j.salazar@lowes.com
kate.pearlman@lowes.com